Exhibit 99.1

Press Release
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLIN COVEY ANNOUNCES THE ACQUISITION OF NINETYFIVE 5,
 A LEADING SALES TRANSFORMATION COMPANY

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC) today announced that it has completed the acquisition of the sales transformation company, NinetyFive 5 LLC (Bradenton, FL), as a strategic addition to Franklin Covey’s Sales Performance Practice.  NinetyFive 5’s Sales Enablement Consulting and Coaching Execution System (“S.U.C.C.E.S.S.”), which includes a subscription-based online tool set, sales coaching, and both live and virtual training, will be a powerful addition to Franklin Covey’s world-class, award-winning, sales and sales leadership training content, and will help client companies to achieve sustained sales improvement for a list of blue-chip client companies.

We believe this acquisition positions Franklin Covey’s Sales Performance Practice to be one of the world’s largest sales enablement companies.  NinetyFive 5 has been a successful licensee of Franklin Covey’s sales and leadership training content for the past six years.  As a consequence, the integration of both companies’ methodologies and organizations are expected to be highly synergistic for clients.

It addition to NinetyFive 5’s social media assets and Coaching Execution Playbooks (known as "5 Online,"  a cloud-based learning,  practice and execution platform), it also brings a highly desirable client base of Fortune 1000 clients (NinetyFive 5 was named to Inc. Magazine’s list of the 500 Fastest Growing Companies in America for 2012).

With companies being continually challenged to improve the value their sales forces bring to their clients, we believe the new combined Sales Performance Practice will:

•	Offer a stronger portfolio of enterprise solutions to ensure lasting sales transformation in companies from Fortune 500, to small and medium sized businesses
•	Emphasize driving sales through Franklin Covey’s world-wide delivery in 140 countries
•	Provide a variety of training delivery approaches including live, virtual classroom, video-based, train-the-trainer, and self-paced training options, including a subscription service
•	Expand its capability to provide coaching to senior sales executives

Bob Whitman, Chairman and CEO of Franklin Covey said, “We are excited about the combination of Franklin Covey Sales Performance Practice and NinetyFive 5.  Not only does this double the size of our Sales Performance Practice, it also adds a technology-based subscription service component to support and implement Franklin Covey’s award-winning sales methodology.  We believe this will add considerable value to our clients, and significantly increase the scalability and reach of our offerings.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon management's current expectations and are subject to various risks and uncertainties including, but not limited to risks and uncertainties identified and discussed in the Company's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these risks and uncertainties are beyond the Company’s control or influence.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release, except as required as law.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC) is a global company specializing in performance improvement. We help organizations achieve results that require a change in human behavior. Our expertise is in seven areas: leadership, execution, productivity, trust, sales performance, customer loyalty and education. Franklin Covey clients have included 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small- and mid-sized businesses, as well as numerous government entities and educational institutions. Franklin Covey has more than 40 direct and licensee offices providing professional services in over 140 countries. For more information, visit www.franklincovey.com.

Contacts
Debra Lund
Franklin Covey Co.
801-244-4474
Debra.Lund@FranklinCovey.com